Exhibit 10.30

Washoe County, APN 032-031-05

NV 13, #2805, MMO

Recording requested by and return to:

Division of State Lands

901 S. Stewart St., Suite 5003

Reno, NV 89701

CONTRACT

FOR THE SALE OF

STATE OF NEVADA PROPERTY

At

South of the Southern Terminus of 21st & 22nd Streets

137.57± feet South of Victorian Avenue

Sparks, Washoe County, Nevada

WHEREAS, Chapter 470, Statutes of Nevada, approved on May 12, 1977, authorized the State Land Registrar to offer for sale, upon the request of the City of Sparks, the land hereinafter described; and

WHEREAS, on August 26, 2003 the City of Sparks informed the State of Nevada, Division of State Lands, that the City desires to have the State proceed with the sale of aforementioned land; and

WHEREAS, the State Land Registrar has caused a notice of sale to be published once a week for four consecutive weeks in two newspapers of general circulation in Washoe County, the Sparks News and Tribune and the Reno Gazette-Journal, commencing October 1, 2005, and met all of the conditions required to complete the sale; and

NOW THEREFORE, the State of Nevada, by and through its Division of State Lands, hereinafter referred to as the STATE does hereby offer for sale the property

Page 1 of 5	NV-13 Plantation/ Rail City Property
2.577± Acre parcel, Sparks, NV

known as a parcel of land located on the west side of 21st Street, 120± feet south of Victorian Avenue, Sparks, Washoe County, Nevada. Real property is a 2.577± acre vacant site known as Washoe County Assessor’s Parcel Number 032-031-05, and further described as follows;

Beginning at the section corner common to sections 5, 6, 7, and 8, T. 19 N., R. 20 E., M.D.B. & M-, thence South 0°41’08” West, along the eastern boundary of the property owned by the State of Nevada a distance of 195.07 feet to a point in the northern right-of-way line for Nevada Interstate Route 80; thence North 88°56’45” West, along such right-of-way line a distance of 166.63 feet to a point; thence North 80°24’30” West, continuing along such right-of-way line a distance of 540.74 feet to an intersection with the western boundary of the property owned by the State of Nevada thence North 0°20’57” East, along such western boundary a distance of 106.17 feet to the northwest corner of such property; thence South 89°39’02” East, along the northern boundary of such property a distance of 701.48 feet to the point of beginning, containing 2.577 acres more or less.

And, Robert J. Medeiros, of Plantation Investments, Inc., hereinafter referred to as PURCHASER, do hereby contract and agree as follows:

1. The PURCHASER has read all portions of Terms and Conditions of Land Sales, a copy of which is attached hereto as Exhibit A and by reference made a part hereof. PURCHASER acknowledges that he is thoroughly familiar with the contents of said Exhibit A and hereby agrees to the provisions thereof.

2. The offer to purchase was received November 29, 2005, at public auction. The PURCHASER at said public auction has offered to the STATE Nine Hundred One Thousand One Hundred Sixty - Five, ($901,165.00) as the purchase price for the property. The STATE has accepted said offer conditioned upon compliance with this Contract and the Terms and Conditions of Land Sales attached hereto.

Page 2 of 5	NV-13 Plantation/ Rail City Property
2.577± Acre parcel, Sparks, NV

3. The PURCHASER has made a down payment for the property in the amount of Ninety Thousand One Hundred Twenty - One 50/100 ($90,121.50) in the form of a cashier’s check, cash, or money order. It is agreed that such down payment will be applied to the above stated purchase price. However, it is further agreed that said down payment shall be forfeited to the STATE upon the failure of PURCHASER to comply with the provisions of this Contract and the Terms and Conditions of Land Sales.

4. PURCHASER shall have until 5:00 p.m. on December 29, 2005, to remit the balance of the purchase price to the STATE. The balance of the purchase price shall be in the form of a cashier’s check, cash, or money order payable to the State of Nevada.

5. The STATE has made no representation of warranty as to survey, location of property lines, availability of ingress and egress, condition of the land, or merchantability of title and it is agreed that the STATE will convey the described property by a Quitclaim Deed upon compliance by purchaser with all requirements.

Dated this 29th day of November, 2005.

Page 3 of 5	NV-13 Plantation/ Rail City Property
2.577± Acre parcel, Sparks, NV

PURCHASER:

By:

STATE OF NEVADA	)	MEGHAN O’NEAL
	ss:	Notary Public - State of Nevada
CARSON CITY	)	Appointment Recorded in Washoe County
No: 03-84807-2 - Expires October 23, 2007

On November 29, 2005 personally appeared before me, a Notary Public, Robert Joseph Medeiros who acknowledged that he/she executed the above instrument.

NOTARY PUBLIC

STATE OF NEVADA Division of State Lands

By:
Pamela B. Wilcox
Administrator and Ex-Officio State Land Registrar

STATE OF NEVADA	)	MEGHAN O’NEAL
	ss:	Notary Public - State of Nevada
CARSON CITY	)	Appointment Recorded in Washoe County
No: 03-84807-2 - Expires October 23, 2007

On November 29, 2005 personally appeared before me, a Notary Public, PAMELA B. WILCOX, who acknowledged that he/she executed the above instrument.

NOTARY PUBLIC

Page 4 of 5	NV-13 Plantation/ Rail City Property
2.577± Acre parcel, Sparks, NV

APPROVED AS TO FORM: Brian Sandoval Attorney General

By:	/s/ GEORGE H. TAYLOR
George H. Taylor
Deputy Attorney General

Page 5 of 5	NV-13 Plantation/ Rail City Property
2.577± Acre parcel, Sparks, NV

EXHIBIT A

TERMS AND CONDITIONS OF LAND SALES

1.	A down payment of 10% of the minimum bid in the form of cash, cashier’s check, or money order is required as a deposit by the successful bidder. The down payment will be credited toward the bid purchase price.

2.	The successful bidder shall pay all appraisal, advertising and escrow/title costs, including but not limited to, recording fees, real property transfer tax, or other real estate transaction taxes or fees by whatever name known, including title insurance and broker’s commission, if any, and personal property taxes where applicable. Minimum sale price by law must include the costs of the appraisal and publication of the legal notice of sale. The 10% down payment of the minimum bid includes the aforementioned costs. The State of Nevada does not pay real estate commissions.

3.	The balance of the bid purchase price will be due and payable in full by 5:00 p.m., Thursday, December 29, 2005.

4.	The deposit shall be NON-REFUNDABLE in the event that the successful bidder fails to comply with any and all terms and conditions of land sales as herein provided.

5.	The State will deposit the down payment in an interest bearing account with interest accruing to the State. Such interest will not reduce the principal owned to the State.

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6.	The State reserves the right to reject any and all bids and to cancel the sale in part or in its entirety.

7.	Prospective bidders must be aware that the property is being sold “as is” and it is the responsibility of the purchaser to determine if the property is suitable for their intended use.

8.	Prospective bidders should confer with local planning officials to determine feasibility of any intended use of the property including, but not limited to the property size, zoning and any potential right-of-way dedications. The State makes no warranty as to existing or future zoning nor local engineering requirements for development.

9.	Should the successful purchaser desire a survey of the property, this may be accomplished by an independent survey at the purchaser’s expense. No warranty is made by the Division of State Lands as to the locations of property lines or availability of ingress and egress.

10.	The successful bidder shall be responsible for complying with local building codes and correcting defects which may be required by local governing agencies and/or lending agencies. ALL properties are sold in an “as is” condition.

11.	The sale of state land shall conform to the policies and procedures of NRS 321.335.

12.	Pursuant to Title IV of the Civil Rights Act of 1964, no one will be discriminated against concerning the Public Auction on the grounds of race, color, sex, age, creed, national origin or handicap.

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13.	The right, title and interest in the property shall not exceed that vested in the State of Nevada, and this sale is subject to exceptions and reservations set forth. NO POLICY OF TITLE INSURANCE will be furnished by the State in connection with this transaction.

14.	Prospective bidders should consult local title companies if more complete information regarding the status of the title of the property is required.

15.	The information contained in this contract (purchase agreement) was obtained from sources deemed reliable, but is not guaranteed, and is furnished solely as an aid to prospective bidders.

16.	The property will be conveyed by Quitclaim Deed and will be subject to valid existing recorded or unrecorded easements, liens, or encumbrances. It should be specifically understood that the State is only conveying what right, title and interest it has and does not warrant the property to be free and clear from any easements, liens or encumbrances.

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